                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of December 29, 1995, among MEDICAL PRODUCTS, INC., a Florida, USA, corporation ("Med Pro" or the "Company"), its shareholders, THE CELENTANO LIMITED PARTNERSHIP & PICKERAL COVE TRUST, as agent for the shareholders of the Company (the "Shareholders"), NOVATEK INTERNATIONAL, INC., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.").


                                    RECITALS:


     A. The authorized capital stock of the Company consists of 7,500 shares of voting common stock, $1.00 par value per share (the "Company Stock"), of which 7,500 shares (collectively the "Company Shares") are issued and outstanding. The Shareholders own all of the Company Shares.

     B. The authorized capital stock of Acquisition Co. will consist of 7,500 shares of common stock, $1.00 par value (the "Acquisition Co. Stock"), of which 100 shares (the "Acquisition Co. Shares") shall be issued and outstanding. Novatek will own all of the Acquisition Co. Shares.

     C. The parties desire that the Company be acquired through a merger (the "Merger") of the Company into Acquisition Co. subject to and upon the terms and conditions set forth herein.

     D. It is the intent of the parties that the consummation of the various transactions contemplated herein will qualify as a "reorganization", as such term is defined at Section 368(a)(1)(A) of the Internal Revenue Code of 1986.

     E. The Company has acquired an exclusive license from New England Diagnostics (NED) for the sum of $30 million, to market and distribute diagnostic devices in all of the countries of South America and in the Bahamas. The payment of the $30 million was made in the form of a note (NED Note).

     F. The Company has entered into an agreement with NED to acquire contracts which provide for the sale of $100,000,000 of medical diagnostic devices to government of Brazil in consideration of the sum of $36 million. The amount to be due to NED upon the assignment of the contracts shall be referred to as the "NED Contingent Obligation".

     G. At Closing, post-merger Acquisition Co., as the surviving corporation, shall with NED approval restructure the NED Note and the NED Contingent Obligation as provided in Section 1.3.1 below.

     In consideration of the premises and for other good and valuable considerations, the parties hereto intending to be legally bound agree as follows:



                                  1. THE MERGER

     1.1  PARTIES, SURVIVOR, EFFECT

          1.1.1 Pursuant to the terms and conditions of this Agreement, the Company shall be merged with and into Acquisition Co. wherein Acquisition Co. shall be the surviving corporation. The name of Acquisition Co. shall, to the extent possible, be changed to "NOVATEK INTERNATIONAL HOLDINGS, INC." concurrently with or immediately after the Merger. The Merger shall be consummated pursuant to and shall have the effect provided by the Florida General Corporation Act (the "FGCA").

     1.2 The Merger shall be effective upon filing Articles of Merger with the State of Florida. Such Articles of Merger shall be in substantially the form attached hereto as Exhibit 1.1.2.

     1.3  TOTAL PURCHASE PRICE / MERGER CONSIDERATION

          1.3.1 PURCHASE PRICE; The "Total Purchase Price" for the Company Shares and in consideration of the merger, in restructuring the NED Note, and satisfying the NED Contingent Obligation (sometimes also herein called the "Merger Consideration") shall be $72,000,000 (U.S.). consisting of and payable as follows:

               (a) Upon the execution of this Agreement, a non-refundable deposit in the form of a ninety (90) day $3,000,000 convertible note, convertible into 1.2 million shares of Novatek common stock is to be delivered to the Company or its assigns. In the event there is no closing, the Company shall deliver to Novatek on or before April 3, 1996, 8.4% of the issued and outstanding common stock of the Company in consideration of the issuance of this non-refundable deposit. At Closing, Novatek shall cause the Company to transfer the convertible note to NED, in satisfaction of $3,000,000 of the principal balance due under the NED Note.

               (b) At Closing, $3,000,00 in immediately available funds shall be paid to NED or its assigns in satisfaction of $3,000,000 of the principal balance due under the NED note;

               (c) At Closing, Novatek will transfer to NED, in satisfaction of $24,000,000 of the principal balance due under the NED Note, four million eight hundred thousand shares of Novatek unregistered common stock, valued at 5 dollars per share, representing $24,000,000 of the Merger Consideration to be paid under this Agreement. In the event that the principal balance of the NED Note should be less than $24,000,000, after taking into consideration the transfers under subsections (a) and (b) of this Section 1.3.1 (hereinafter referred to as the "NED Calculated Principal Balance"), then the number of shares of Novatek stock transferred under this subsection (c) shall be adjusted by determining the difference between 24,000,000 and the NED Calculated Principal Balance and dividing such difference by 5. This adjustment shall be hereinafter referred to as the "NED Note Stock Adjustment".

               (d) At Closing, Novatek will transfer to the Shareholders or their assigns 1,200,000 shares of Novatek unregistered common stock valued at 5 dollars per share, representing $6,000,000 of Merger Consideration. However, should there be a decrease in the number of shares of Novatek stock issued to NED under subsection (c) of this Section 1.3.1 due to an NED Note Stock Adjustment, then the amount of stock transferred to the Shareholders under this provision shall be increased by the same number of shares.

               (e) At Closing, in satisfaction of the NED Contingent Obligation, Novatek will execute and deliver in favor of NED, fully earned and non-cancelable Convertible Debentures in the aggregate principal amount of $36,000,000 ("Debentures"). The Debentures shall bear interest payable quarterly at the rate of 9% per annum and shall be due on January 1, 2001; provided, however, that principal payments in reduction of the Debentures must be made annually to the extent net profits of Novatek exceed $4,000,000 after taxes. The Debentures shall be convertible at Holder's option into Novatek unregistered Common Stock at the lesser of $5.00 per share, or the NASDAQ bid price of the Novatek Common Stock on the date of conversion by NED. The Debentures may be prepaid by Novatek at any time on thirty (30) days notice to NED during which time NED may elect to convert the Debenture to Novatek Common Stock. The Debentures may be converted to Preferred Stock of Novatek on terms agreeable to Company and Novatek's Board of Directors. In the event the Company has not, by the Closing Date, entered into a final agreement (the "Brazil Agreement") pursuant to which the Company (or its successor) would provide $100,000,000 of medical diagnostic devices (sometimes called "Products") to the Government of Brazil, the $36 million dollar Debenture, which otherwise would have been included in the Total Purchase Price and issued to NED at Closing may be retained by Novatek in an escrow reasonably acceptable to NED, and will be delivered to NED upon the execution and delivery of the Brazil Agreement; and If NED elects to convert the Debenture into the common stock of Novatek, to the extent the bid price of Novatek common stock sold on the NASDAQ exchange shall be less than an average of $5.00 per share for the 10 trading days preceding the Closing Date, the number of shares of Novatek common stock to be issued and delivered to NED at Closing pursuant to the Note or the Debentures shall be adjusted as provided in Section 1.3.2 below.

          1.3.2 PRICE ADJUSTMENT. In the event that shares of Novatek common stock do not trade at an average Bid price (based on closing prices) of at least $5.00 per share during the ten (10) days prior to Closing, then Novatek shall issue additional shares of Novatek unregistered common stock to NED to the extent necessary to result in a total valuation of $66,000,000 when such average Bid price is multiplied by the number of total shares received by NED (including the additional shares provided for herein).

          1.3.3 CONSIDERATION. The Total Purchase Price includes, without adjustment, all assets and liabilities of the Company on the balance sheets of December 31, 1995.

          1.3.4     REGISTRATION UNDER SECURITIES ACT OF 1933.

                    (a) Novatek agrees that if, at any time subsequent to January 1, 1996, but prior to January 1, 2002, NED or the Shareholders, requests that Novatek file, under the Securities Act of 1933 (the "Act"), a registration statement under the Act covering all or any of the Novatek Common Stock owned by NED or the Shareholders (whether from conversion of the Note or the Debentures or otherwise), Novatek (i) will promptly notify NED and the Shareholders that such registration statement will be filed and that the Novatek unregistered Common Stock which are then held, and/or may be acquired upon the conversion of the Note or Debenture by NED, the Shareholders and any other shareholders will be included in such registration statement, (ii) will cause such registration statement to cover all Novatek Common Stock which it has been so requested to include, (iii) will use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) will take all other action reasonably necessary under any Federal or state law or regulation of any governmental authority to permit all Novatek Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain for nine months such compliance with each such Federal and state law and regulation of any governmental authority for NED and the Shareholders to effect the proposed sale or other disposition; provided, however, that in no event shall Novatek be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or to service of process in any jurisdiction where it is not subject thereto. Notwithstanding anything contained in this Section to the contrary, Novatek shall have no obligation to register the Novatek Common Stock as provided in this Section more than twice.

                    (b) Novatek agrees that if at any time subsequent to January 1, 1996, but prior to January 1, 2002, the Board of Directors of Novatek shall authorize the filing of a registration statement

(any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act in connection with the proposed offer of any of its securities by it or any of its shareholders, Novatek (i) will promptly notify NED and the Shareholders that such Subsequent Registration Statement will be filed and that the Novatek Common Stock then held, and/or which may be acquired upon the exercise of the Note or Debentures by NED and the Shareholders, will, at NED's and/or the Shareholders' request, received within twenty (20) days of such notice, be included in such Subsequent Registration Statement, (ii) will use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable, and (iii) will take all other action reasonably necessary under any Federal or state law or regulation of any governmental authority to permit all Novatek Common Stock which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain for nine months such compliance with each such Federal and state law and regulation of any governmental authority for NED and the Shareholders to effect the proposed sale or other disposition. Notwithstanding the above, the registration rights provided herein will not apply to a Subsequent Registration Statement filed by the Company relating solely to: (i) securities to be issued by the Company in connection with the acquisition of stock or assets of another corporation, or the merger or consolidation of another corporation by or with Novatek, or (ii) securities to be offered to officers or employees of the company, and each registration right shall be subject to then existing market conditions and the consent of the underwriters, if any. Notwithstanding anything contained in this Section to the contrary, the right of NED and the Shareholders to be included in such Subsequent Registration Statement may not be exercised more than five (5) times. In no event shall Novatek be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process in any state where it is not subject thereto.

                    (c) Whenever Novatek is required pursuant to the provisions of this Section to use its best efforts to take action pursuant to any Federal or state law or regulation of governmental authority to permit the sale or other disposition of Novatek Common Stock which are then held and/or which may be acquired upon the exercise of the Notes or Debenture or otherwise, Novatek shall
(i) furnish each holder of any Novatek Common Stock and each underwriter of Novatek Common Stock with such copies of the Prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Novatek Common Stock, (ii) use its best efforts to register or qualify the Novatek Common Stock covered by the registration statement or post-effective amendment, as the case may be, under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as NED, the Shareholders and each underwriter shall have reasonably requested; provided, however, that in no event shall Novatek be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process in any state where it is not subject thereto.

                    (d) Novatek shall pay all expenses, disbursements and fees (including, but not limited to, printing costs, filing fees, underwriting discounts or commissions, other underwriting expenses, transfer taxes, and legal and accounting fees incurred of a Registration or a Subsequent Registration pursuant to this Section; except, however, NED and/or the Shareholders shall pay all brokerage commissions relating to the sale or exchange of their Novatek Common Stock.

                    (e) Novatek will indemnify NED and the Shareholders substantially to the same extent as Novatek shall indemnify the underwriters and NED and the Shareholders will indemnify Novatek in a manner reasonably requested by Novatek with respect to information therein provided by NED and the Shareholders.


     1.4  GENERAL MERGER PROVISIONS


          1.4.1     ACTIONS AUTOMATIC


                    All conversions, cancellations and other actions provided for in this Article shall occur automatically upon the effectiveness of the Merger, by virtue of the Merger and without any action on the part of the holders of the Company Shares. Upon the effective date of the Merger, all of the Company Shares shall be deemed canceled and Acquisition Co. shall have paid or delivered the Purchase Price required to be paid or delivered as provided in
Section 1.3.1 and in Section 8.3(a).

          1.4.2     CONVERSION OF COMPANY SHARES


                    All Company Shares issued and outstanding immediately before the Merger shall be converted in the aggregate into the right to receive the Purchase Price.


     1.5  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS

          1.5.1 The Articles of Incorporation of Acquisition Co. in effect immediately prior to the Merger shall remain the Articles of Incorporation of Acquisition Co. after the Merger, unless and until amended as provided herein, therein and by law.

          1.5.2 The by-laws of Acquisition Co. in effect immediately prior to the Merger shall remain the by-laws of Acquisition Co. after the Merger unless and until as amended as provided therein or by law.

          1.5.3 After the Merger, the persons listed in Schedule 1.5.3 shall be the officers and directors of Acquisition Co. as set forth next to their respective names until the respective successors have been elected and qualified.



                      2. REPRESENTATIONS AND WARRANTIES OF
                          SHAREHOLDERS AND THE COMPANY

     Shareholders and the Company, jointly and severally, make the following representations and warranties to each of Acquisition Co. and Novatek.

     2.1  TITLE TO SHARES

          2.1.1 As identified in Schedule 2.1, Shareholders are the owners, beneficially and of record, of all Company Shares as set out in Schedule 2.1. free and clear of all liens, encumbrances, security agreements, claims, charges, restrictions, options, shareholder's agreements or other interests, excepting a debt of $30 million dollars, owed to New England Diagnostics, in consideration of the transfer of the exclusive license (see license agreement) and a $1 million note, both obligations will be paid in full from the proceeds of the closing of this transaction. In addition to these debts, there is a contingent liability of $36 million dollars that will be assumed by Novatek as of the closing.

          2.1.2 Shareholders have full power to vote their Company Shares and to surrender their Company Shares as contemplated by this Agreement without obtaining the consent or approval of any other Stock other than the person, entity or government authority. Shareholders do not own any Company Stock other than the Company Shares identified in Schedule 2.1.

          2.1.3 Shareholders owns 100% of all issued and outstanding capital stock of the Company, which issued and outstanding capital stock consists solely of the Company Shares.

          2.1.4     Shareholders agree to vote in favor of the Merger.

                          3. MEED PRO CORPORATE STATUS

     3.1  ORGANIZATION AND STANDING

          The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida. The Company has all necessary corporate powers to own its properties and to operate its businesses as now owned and operated. Neither the ownership of the Company's properties nor the nature of the Company's business require the Company to be qualified in any other jurisdictions.


          3.2  CAPITALIZATION OF THE COMPANY

               The authorized capital stock of the Company consists of 7,500 shares of voting common stock, $1.00 par value, of which 7,500 shares are issued and outstanding. The Company Shares are validly issued, fully paid and nonassessable and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from or otherwise issue any additional shares of Company Stock or any other treasury capital stock. No Company Stock has been issued in violation of any preemptive rights and no Company Stock has been purchased, sold or otherwise transferred in violation of any applicable law or any buy-sell or other shareholder agreement.

          3.3  FINANCIAL STATEMENTS

               For purposes of this Agreement, "Financial Statements" means the Balance Sheet, Income Statement, Statement of Cash Flow, and other financial reports of the Company as of and for the 12 month period ending December 31, 1995. The Financial Statements, true and correct copies of which will be delivered by Company to Acquisition Co., have been prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated and fairly present the financial position of the Company as of the respective dates of the balance sheet included in the Financial Statements and the results of its operations for the respective periods indicated.

     3.4  ABSENCE OF CERTAIN CHANGES

          As to the Company, since December 31, 1995,

               (a) there has not been any event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of any of the foregoing corporations.

               (b) the Company has operated only in the ordinary course of business; and

               (c) the Company has not paid or declared any dividends on the Company Stock or purchased or otherwise acquired or issued any further shares of Company Stock or granted any options or other rights to purchase same.

     3.5  TAXES

          Within the times and in the manner prescribed by law, the Company has filed all tax returns required to be filed by it, and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Company nor any tax liens whether existing or inchoate in any of the assets of the Company. There shall be no taxes owing by the Company for periods prior to January 1, 1996. Shareholders shall be solely liable for all such taxes for periods prior to such date.

     3.6  DEBTS AND CONTINGENT LIABILITIES

          The Company has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, by guarantee or otherwise, and whether due or to become due, nor does there exist any situation or fact known by Shareholders which involve potential liability of the Company that is not reflected or reserved against in the Financial Statements.

     3.7  CONTRACTS

          Schedule 3.7 contains an accurate listing of all contracts, licenses, agreements or other legally binding commitments of the Company in existence on the date hereof, separated according to the following categories:

               (a) employment contracts, contracts exceeding $10,000 for services of independent contractors and other employee benefit and/or employee remuneration plans, arrangements, contracts or agreements, including pension and stock option plans;

               (b) contracts including licenses relating to Devices, patents, trademarks, trade names, copyrights, know-how, trade secrets and similar matters,

               (c) all notes, loan or credit contracts and instruments or documents related to security for debt, including but not limited to Indentures, mortgages, pledges, conditional sales and other title retention contracts;

               (d) contracts and policies relating to insurance security for debt, including but not limited to, indentures, mortgages, pledges, conditional sales and other title retention contracts;

               (e) contracts and policies relating to insurance whose coverage exceeds $10,000, including without limitation, title insurance and all occurrence-based policies regardless of when issued;

               (f) sales agency, sales representation and distributorship contracts";

               (g)  leases for real property, buildings or equipment.

          All items listed in Schedule 3.7 are in full force with no default thereunder known by the Company or Shareholders, and, to the Company's or Shareholders' knowledge, no facts or conditions exist which, if continued, would result in a default thereunder. No item listed on Schedule 3.7 shall be affected in any manner by a change in control of the Company.

     3.8  CASH AND BANK ACCOUNTS; POWERS OF ATTORNEY

          Schedule 3.8 contains an accurate listing of:

               (a) all banks in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto as well as all money market funds in which the Company participates; and

               (b) the names of all persons, if any, holding general or special powers of attorney from the Company, together with a summary statement of the terms thereof.

     3.9  RECEIVABLES

          Schedule 3.9 is an accurate schedule of the Company's accounts and notes receivables as of the date set out in such Schedule, together with an accurate aging of such receivables. All such receivables are, to the Company's and Shareholders' knowledge, fully collectible.

     3.10 INVENTORY

          All items of inventory of the Company are of a quality and quantity useable and saleable by the Company in the ordinary course of business. No items of such inventory are held by the Company on consignment from others.

     3.11 TANGIBLE PERSONAL PROPERTY

          Schedule 3.11 contains an accurate schedule describing, specifying, and giving the location of, and providing an indication of whether the property is owned or leased, for all personal property (excluding inventories, but including leasehold improvements on real property) owned, leased by or used by the Company in connection with its business. All such personal property is, to the Company's and Shareholder's knowledge, in good working order and such personal property constitutes all the personal property necessary to conduct the business of Company as such business is currently conducted.

     3.12 LICENSES, PATENTS, TRADEMARKS, TRADENAMES AND OTHER INTANGIBLE RIGHTS

          Schedule 3.12 contains an accurate listing of all licenses, trademarks, tradenames, copyrights, patents and other similar intangible rights and applications relating thereto, involving the Devices or other products or business of the Company that are presently used by or held in the name of the Company. Such Schedule includes an indication as to whether or not the items listed thereon are evidenced by an appropriate copyright, patent, or other form of registration and indicates the unexpired term of each item listed thereon.

          To the Company's and Shareholders' knowledge, the Company conducts its businesses without conflict or infringement with valid patents, trademarks, tradenames, copyrights and other similar intangible rights of others.

     3.13 TITLE TO ASSETS

          Regarding the assets owned, leased or used by the Company:

               (a) the Company has good and marketable title to all assets or interests in assets owned by it or used in its businesses, free and clear of mortgages, security interests, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions except for those disclosed in the Financial Statements, and the lien of current taxes not yet due and payable; and

               (b) all licenses and permits possessed by the Company as of the date hereof shall remain in full force and effect upon the Closing of the Merger.

     3.14 LABOR MATTERS

          There are no pending or threatened labor disputes, strikes or work stoppages affecting the business of the Company. The Company has not experienced any labor disputes, strikes or work stoppages.

     3.15 EMPLOYEE BENEFIT PLANS

          The Company has no benefit plans, defined contribution plans, welfare plans, compensation plans or multiemployer plans.

     3.16 COMPLIANCE WITH LAWS

          The Company is in material compliance with all applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

     3.17 NO CONFLICT WITH OTHER INSTRUMENTS

          The execution and delivery of this Agreement has been duly authorized and the consummation by the Shareholders and Company of the transactions contemplated hereby and the change in control of the Company will not:

               (a) require any consent, authorization or approval of any person, entity or government authority;

               (b) violate or constitute a default under the Articles of Incorporation or Bylaws of the Company or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of the Shareholders or the Company; or

               (c) result in the creation or imposition of any lien, charge or encumbrance upon the property of the Company or cause the acceleration of any indebtedness of the Company.

               (d) adversely affect any license, permit or agreement necessary for the conduct of the business of Company.

     3.18 LITIGATION

          Except as disclosed on Schedule 3.18, there are no suits, arbitrations, or legal, administrative or other proceedings or governmental investigations pending, or to the knowledge of Shareholders and all officers and directors of the Company, threatened against or affecting the businesses, assets or financial condition of the Company.

     3.19 PREPAYMENT OF OUTSTANDING DEBT

          All outstanding debt of the Company will be retired and paid off from the proceeds of the transaction.

     3.20  PRODUCT LIABILITY/WARRANTY CLAIMS

               (a) Schedule 3.20 is an accurate list showing all liability experience of the Company through the date hereof. Such Schedule identifies the date of each liability claim, the name of the product involved, the amount claimed as damages, the nature of the injury or other loss and the current status of the claim. Such Schedule also includes a description of all insurance policies respecting liability coverage against which claims for recovery have been made by the Company during the periods covered. Other than as described in such Schedule, during the periods of time covered by such Schedule there has been no claim, notice of claim, demand, investigation or other indication in writing or otherwise received by the Company of any of such corporations respecting death, personal injury, damage to property or other loss or dangerous condition that has or was claimed to be related to or caused by the Company.

               (b) The Company shall make available to Acquisition Co. and Novatek all of the Company's claims files which files completely and accurately represent all of the claims received by the Company for the time period indicated in Section 3.20(a) above.

     3.21 THE SOLE DIRECTOR AND OFFICER

          The sole director and officer of Medical Products, Inc., since its incorporation and as of this date, is Vincent Celentano Sr.

                   4. NOVATEK'S REPRESENTATIONS AND WARRANTIES

     Novatek represents and warrants to Company and Shareholders as follows:

     4.1  ORGANIZATION AND STANDING

          Novatek is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Novatek has all necessary corporate powers to own its properties and to operate its business as now owned and operated. Neither the ownership of Novatek's properties nor the nature of its business require Novatek to be qualified in any jurisdictions other than the State of Colorado or the State of Florida. Novatek is authorized to do business in the state of Florida.

     4.2 CAPITALIZATION

          4.2.1 NOVATEK STOCK. The authorized capital stock of Novatek, at the effective date of the Merger, shall consist of 250,000,000 shares of common stock, no par value ("Novatek Common Stock"), of which 2,674,498 shares are issued and outstanding ("Novatek Common Shares"), and 10,000,000 shares of preferred stock ("Preferred Stock"), of which 5,000 have been designated Series A 10% cumulative convertible preferred shares, convertible at the rate of one share of Preferred Stock to 333 shares of Novatek convertible Common Stock, of which 1,887 shares of Preferred Stock are, and shall at Closing be, issued and outstanding. The Novatek Common Shares are validly issued, fully paid and nonassessable and such Common Shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Novatek to issue or to transfer from or otherwise issue any additional shares of Novatek Common Stock or Preferred Stock (collectively, the "Novatek Stock") or any other treasury capital stock other than (a) 1,287,550 warrants to purchase Novatek Common Stock, with an exercise price of $6.75 per share; and (b) 75,000 underwriter warrants to purchase Novatek Common Stock, with an exercise price of $5.40 per share. Each member of the Board of Directors has an option to purchase 5,000 shares at $5.00 per share. Holders of preferred stock, have waived accrued dividends.

          4.2.2 NO FURTHER STOCK ISSUANCE. Novatek shall not, prior to Closing and the final payment of the Total Purchase Price, issue any additional shares of Novatek Stock, or any option, warrants, units or other instruments or rights convertible into Novatek Stock, except that Novatek may issue:

               (a) a convertible bridge note for $3,000,000, convertible into 1,200,000 shares of Novatek Common Stock, may be issued at or prior to Closing;

               (b) at Closing, 1,000,000 shares of Novatek unregistered Common Stock may be issued to Joseph Roberts & Co. ("Underwriter");

               (c) an option to purchase up to 450,000 shares of Novatek unregistered common stock at $7.00 per share to Rubert W. Roberts, Jr.

          4.2.3 STOCK ISSUANCE GENERALLY. No Novatek Stock has been issued in violation of any preemptive rights and no Novatek Stock has been purchased, sold or otherwise transferred in violation of any state or federal laws or any buy-sell or other shareholder agreement to the knowledge of Novatek or its Board of Directors or its underwriters.

     4.3  TAXES

          Within the times and in the manner prescribed by law, Novatek has filed all federal, state and local tax returns required to be filed and has paid all taxes, assessments and penalties due and payable, if any.

          There are no present disputes as to taxes of any nature payable by the Company nor any tax liens whether existing or inchoate in any of the assets of Novatek. There shall be no Federal or state taxes owing by Novatek for periods prior to January 1, 1996.

     4.4  DEBTS AND LIABILITIES

          Other than as shown on Schedule 4.4, Novatek has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, by guarantee or otherwise, and whether due or to become due.

     4.5  NO DELINQUENCY IN FILINGS WITH SEC

          Novatek is current in its filings with the Securities and Exchange Commission and any applicable state agency regulating securities.

     4.6  CURRENT BOARD OF DIRECTORS AND OFFICERS

          Novatek's Board of Directors, immediately prior to the date of Closing, consists of the following individuals: See A. In addition, as of that date, Novatek's Officers shall consist of the following individuals holding the following offices: See B.

     A: Frank J. Cooney            B:  President - Frank J. Cooney
        Brigitte U. Cooney         Vice-President/Treasurer - Theodore B. Thomas
        Theodore B. Thomas         Secretary - Brigitte U. Cooney
        Howard Korer
        Richard Ernest


     4.7   NO CONFLICT WITH OTHER INSTRUMENTS

           The execution and delivery of this Agreement has been duly authorized and the consummation by Novatek of the transactions contemplated hereby will not:

               (a) require any consent, authorization or approval of any person, entity or government authority other than the Board of Directors and, if necessary, shareholders of Novatek;

               (b) violate or constitute a default under the Articles of Incorporation or Bylaws of Novatek (if applicable) or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of Novatek (if applicable); or

               (c) result in the creation or imposition of any lien, charge or encumbrance upon the property of Novatek (if applicable), or cause the acceleration of any indebtedness of Novatek (if applicable).

     4.8 SECURITIES COMPLIANCE. Novatek represents and warrants that it has filed on a timely basis all periodic reports and filings required to be filed under Section 13(d) of the Securities Exchange Act, has delivered to Shareholders true and complete copies of all such filings or reports filed within the 12 months prior to the date hereof, and will deliver true and complete copies of all reports and filings by Novatek or its shareholders hereafter through the Closing.


                         5. SHAREHOLDERS' AND COMPANY'S
                          OBLIGATIONS PRIOR TO CLOSING

     The Company and Shareholders jointly and severally covenant from the date of this Agreement until the Closing Date:

     5.1  ACCESS TO FACILITIES AND TO INFORMATION

          Acquisition Co. and its representatives shall be afforded full access to all facilities, properties, books, accounts, records, contracts and documents of or relating to the Company or the Shareholders. The Shareholders or Company shall furnish to Acquisition Co. and its representatives all data and information concerning the business, finances and properties of the Company that Acquisition Co. may request.

     5.2  CONDUCT OF THE COMPANY'S BUSINESSES

          From January 3, 1996 and to the Closing Date, the Company has and will:

                    (a) conduct its business in the ordinary and usual course and in substantially the same manner as heretofore conducted;

                    (b) not make any contract or commitment or incur an obligation otherwise than in the ordinary course of business or make any contract or commitment for capital expenditures;

                    (c)  not declare or pay any dividends on the Company Stock;

                    (d) not purchase or otherwise acquire or issue any further shares of Company Stock or grant any options or other rights to purchase the same;

                    (e) not change its articles of incorporation, bylaws, banking arrangements and account signatories and powers of attorney;

                    (f) not incur any indebtedness or liabilities except in the ordinary course of business;

                    (g)  not sell, mortgage or alienate any property;

                    (h)  not lend or agree to lend any funds; and

                    (i) not increase salaries, declare bonuses, increase benefits or modify any collective bargaining agreement.

          5.3  PRESERVATION OF BUSINESS AND RELATIONSHIPS

               The Company and Shareholders shall use their best efforts to preserve the Company's business organization intact, to make available to Acquisition Co. the present officers and employees of the Company and to preserve the Company's present relationships with suppliers, customers and others having business relationships with it.

          5.4   MAINTENANCE OF INSURANCE

               The Company shall continue to carry its existing insurance, subject to renewal of policies by the insurance companies at rates reasonably similar to current rates, and to variations and amounts required by the ordinary operations of its business.

          5.5  CONSENTS

               If consents are necessary or desirable in Acquisition Co.'s opinion to facilitate any objective as respects the Company or its future operations after the Closing Date, the Shareholders and the Company shall use reasonable efforts to obtain any such consents.

          5.6 LOANS

               The Company shall incur no loans.

          5.7   ACTIONS TO EFFECT THE MERGER

               On or before the Closing Date, the Company and the Shareholders will take all actions necessary to approve and effect the Merger, including voting in favor of the Merger at any meeting of Shareholders, and executing and filing Articles of Merger and such other documents and certificates as may be necessary or appropriate.

                    6.   CONDITIONS PRECEDENT TO NOVATEK'S AND
                             ACQUISITION CO.'S PERFORMANCE

          The obligations of Novatek and Acquisition Co. are subject to the satisfaction on or before the Closing Date of all of the following conditions:

          6.1 ACCURACY OF SHAREHOLDERS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES

               Except as otherwise permitted by this Agreement, all representations and warranties of the Shareholders and the Company in this Agreement or in any other writing that shall have been delivered to Novatek or Acquisition Co. by them under this Agreement shall be true on and as of the Closing Date.

          6.2   COMPLIANCE BY SHAREHOLDERS AND COMPANY

               The Shareholders and the Company shall have complied with all provisions of this Agreement on or before the Closing Date.

          6.3   NO MATERIAL ADVERSE CHANGE

               During the period from December 31, 1995 to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of the Company and the Company shall not have sustained any material loss or damage to its assets or business, whether or not insured.

          6.4   OPINION OF COUNSEL

               Novatek shall have received from counsel for Shareholders and the Company an opinion dated the Closing Date, in form and substance satisfactory to Novatek.

          6.5   THIRD PARTY ACTION

               There shall not have been instituted or threatened by any governmental unit or agency or any other person or entity or agency any action, proceeding, investigation or objection challenging the Merger or the transaction contemplated hereby and no such action, proceeding, investigation or objection shall be imminent.

          6.6   APPROVAL OF DOCUMENTATION

               The form and substance of all certificates, instruments, opinions, and other documents delivered or deliverable to Novatek under this Agreement shall be satisfactory in all reasonable respects to Novatek and its counsel.

          6.7   BOARD AND SHAREHOLDER APPROVAL

               Novatek's and Acquisition Co.'s Board of Directors and, if necessary, shareholders shall have approved this Agreement and the transactions provided for herein.

          6.8   OTHER AGREEMENTS

               The delivery of such other agreements, certificates, instruments, opinions and other documents as shall be reasonably requested by Novatek or its counsel.

          6.9   BRAZIL AGREEMENT/OTHER CONTINGENCIES

               The Company's consummation of the Brazil Agreement shall not be a condition precedent to the Closing; it being agreed, however, that if the Brazil Agreement is not fully executed by the Closing Date, the $36 million dollar consideration (part of the purchase price) in an agreed form, shall instead be retained by Novatek in an escrow for the benefit of NED, and shall be released to NED upon the execution of the Brazil Agreement.

                 7. CONDITIONS PRECEDENT TO SHAREHOLDERS'
                        AND COMPANY'S PERFORMANCE

          The obligations of the Shareholders and the Company hereunder are subject to the satisfaction on or before the Closing Date of all the following conditions:

          7.1  ACCURACY OF NOVATEK'S REPRESENTATIONS AND WARRANTIES

               Except as otherwise permitted by this Agreement, all representations and warranties by Novatek in this Agreement or in any other writing that shall have been delivered to any Shareholder or the Company by Novatek under this Agreement shall be true on and as of the Closing Date.

          7.2   COMPLIANCE

               Novatek and Acquisition Co. shall have complied with all provisions of this Agreement on or before the Closing Date.

          7.3   THIRD PARTY ACTION

               There shall not have been instituted or threatened by any governmental unit or agency or any other person or entity or agency any action, proceeding, investigation or objection challenging the Merger or the transaction contemplated hereby and no such action, proceeding, investigation or objection shall be imminent.

          7.4   APPROVAL OF DOCUMENTATION

               The form and substance of all certificates, instruments, opinions, and other documents delivered or deliverable to the Company or Shareholders under this Agreement shall be satisfactory in all reasonable respects to the Company, the Shareholders and their counsel.

          7.5   OPINION OF COUNSEL

               The Shareholders shall have received from counsel for Novatek and Acquisition Co. an opinion letter dated the Closing Date in form and substance satisfactory to Shareholders. Such opinion letter shall include, among other things, opinions regarding the free transferability of the Novatek Common Stock to be issued to Shareholders, and to the effect that no approval of Novatek's shareholders is required to enter into this Agreement or to pay the non-refundable $3,000,000 convertible note.

          7.6   OTHER AGREEMENTS

               The delivery of such other agreements, certificates, instruments, opinions and other documents as shall be reasonably requested by the Company's or Shareholders' counsel.

          7.7   NOVATEK AND ACQUISITION CO. CAPITALIZATION

               The outstanding capital stock of Novatek shall be as reflected in Section 4.2. No Novatek Stock shall be issued or outstanding except as reflected in Section 4.2, and no instruments or rights convertible into Novatek Stock shall be issued or outstanding except as permitted in Section
4.2.2. Acquisition Co. shall have an authorized capitalization of 7,500 shares of common stock, all of the outstanding shares of which shall be owned by Novatek.

          7.8   BOARD AND SHAREHOLDER APPROVAL

               The Company's, Novatek's and Acquisition Co.'s Board of Directors and, if necessary, shareholders, shall have approved this Agreement, the stock options or convertible notes provided for herein, and the transactions provided for herein, including the consummation of the Merger and the payment of the Total Purchase Price.

          7.9   OTHER CONTINGENCIES

                    (a) The due date of all loans made by affiliates of Novatek to Novatek shall be extended until a date not earlier than one year from the Closing, and estoppel certificates from each creditor-affiliate shall be provided to Shareholders and shall be in form and substance reasonably satisfactory to Shareholders;

                    (b) Novatek shall not have issued any warrants, options or rights convertible into Novatek Stock except as permitted in Section 4.2.2.

                    (c) At the time of Closing, Novatek Common Stock shall be traded on the NASDAQ small cap stock market, and no stop orders shall exist with respect to any such Stock in any jurisdiction.

                    (d) The beneficial owners of Novatek Common Stock who have agreed not to sell their shares shall extend such agreement to a date not earlier than one year from the Closing, and evidence of such agreements shall be provided to NED and the Shareholders and shall be in form and substance reasonably acceptable to NED and the Shareholders. The terms of this lock up shall be the same terms as existing on the lock up under the secondary offering completed April 28, 1995.

                    (e) If the Brazil Agreement is not entered into by the Closing Date, an escrow agreement providing for the retention in escrow for the benefit of NED consideration in an agreed form valued at $36 million dollars, pending consummation of the Brazil Agreement, shall be executed and delivered in form and substance reasonably satisfactory to NED.

                    (f) The Convertible Note and Debentures, in form and substance acceptable to the Shareholders, shall be executed and delivered at Closing.

                                 8. CLOSING

          8.1   CLOSING DATE AND PLACE

               The parties will use their best efforts to close the transactions provided for herein on February 20, 1996. However, Novatek or Shareholders may, by notice to the other parties, extend the day for Closing one or more times. In no event, however, shall the day for Closing ("Closing Date") be extended beyond February 29, 1996.

               The closing ("Closing") shall be held at the offices of Shareholders in the Bahamas, or at such other place as Shareholders may designate, commencing at 10:00 a.m., local time at the place of Closing.

          8.2   SHAREHOLDERS' AND COMPANY'S CLOSING OBLIGATIONS

               Subject to the satisfaction of all conditions precedent to Shareholders' and Company's obligations, Shareholders or the Company, as the case may be, shall deliver to Novatek at the Closing:

                    (a)    stock certificates representing all of
the Company Shares;

                    (b) a letter agreement executed by Shareholders substantially in the form of Exhibit 8.2(b) regarding Shareholders' investment intent with respect to the Novatek Common Shares acquired by Shareholders, except with respect to such Shares which shall be freely transferable;

                    (c) certificates, dated as of the Closing Date, signed by the Company's President and Secretary and Shareholders certifying in such detail as Acquisition Co. may reasonably request that all of the representations and warranties contained herein are true on and as of the Closing Date, that Shareholders and the Company have complied with all provisions of this Agreement and that all of the conditions set forth herein as a prerequisite to Closing have been satisfied in full;

                    (d) such further certificates, instruments, opinion, and other documents as shall be reasonably requested by Acquisition Co.'s counsel; and

                    (e) certified copies of the Company's resolutions authorizing the Merger.

          8.3   CLOSING OBLIGATIONS OF NOVATEK

               Subject to the satisfaction of all conditions precedent to Novatek's obligations, at Closing Novatek shall issue and deliver:

                    (a) certificates for the 1.2 million Novatek Common Shares required to be delivered under Section 1.3.1 (a) with respect to the Purchase Price;

                    (b)  in respect of the NED Note and NED
               Contingent Obligation as provided in Section 1.3.1, the Convertible Note and Debentures in form and substance acceptable to NED and the Shareholders;

                    (c)  immediately available funds in the
               amount of $3,000,000 representing the cash portion of the Total Purchase Price payable to NED under
               Section 1.3.1;

                    (d)  such further certificates, instruments,
               opinions, and other documents as shall be reasonably requested by the Company's or Shareholders' counsel including documents duly authorized and executed to accomplish the matters set forth in Section 7.7 hereof;

                    (e)  certified copy of Novatek's and
               Acquisition Co.'s Board and, if necessary, Shareholder resolutions authorizing the Merger and all related transactions described herein;

                    (f)  an opinion of counsel in form and
               substance satisfactory to the Company and Shareholders.

                    (g)  certificates, dated as of the Closing
               Date, signed by Novatek's and Acquisition Co.'s President and Secretary certifying in such detail as Shareholders may reasonably request that all of the representations and warranties contained herein are true on and as of the Closing Date, that Novatek and Acquisition Co. have complied with all provisions of this Agreement and that all of the conditions set forth herein as a prerequisite to closing have been satisfied in full;

                      (h) evidence reasonably satisfactory to
               Shareholders to the effect that the conditions identified in Section 7.9 (a) and (d), including estoppels from creditors.

                     9. EXAMINATION PERIOD AND TERMINATION

          At the date hereof, neither Shareholders nor Novatek has had an opportunity to make an investigation or analysis of the business, assets, liabilities, properties and affairs of Novatek or of the Company, respectively, or of the exhibits, schedules, information and other documents to be delivered hereafter pursuant to this Agreement and relating to Novatek's or the Company's assets, liabilities, equities, commitments, properties and businesses. The parties shall complete the preparation of all such exhibits, schedules, information and documents, and shall deliver the same by February 20, 1996. The parties shall have seven days from the date of their respective receipt of the last of such exhibits, schedules, information and other documents, in which to investigate, ascertain and verify, all of the facts, manner which it may choose, the business and affairs of the Company or Novatek, as the case may be. If in Shareholders' or Novatek's good faith judgment there is any material breach of any warranty contained in this Agreement or misrepresentation, or failure of the other parties to perform any of their commitments, covenants or conditions contained in this Agreement, or if there exists any material error, misstatement or omission with regard to any part thereof or if Shareholders or Novatek, respectively, in its sole judgment, is not satisfied with the results of its investigation or the contents of any of the exhibits, schedules, information or other documents, or with the results of its examination of the business and condition (financial or otherwise) of the Company or of Novatek, as the case may be, either such party may terminate this Agreement at any time prior to the end of such period by written notice to the other parties.

                            10. MISCELLANEOUS

          10.1 SURVIVAL OF COVENANTS

               (a) All covenants, agreements, warranties, representations and undertakings of Shareholders and the Company contained herein or in any document delivered hereunder shall, except as provided in Section 9, (i) continue and survive the consummation of the transactions and remain in full force and effect thereafter and (ii) not be affected by any preclosing investigation or examination of the subject matter thereof made by another party hereto or its representatives.

               (b) All covenants, agreements, warranties, representations and undertakings of Novatek or Acquisition Co. contained herein or in any document delivered hereunder shall, except as provided in Section 9, (i) continue and survive the consummation of the transactions and remain in full force and effect thereafter and (ii) not be affected by any preclosing investigation or examination of the subject matter thereof made by another party hereto or its representatives.

          10.2  EXHIBITS AND SCHEDULES

               Each Exhibit and Schedule referred to herein is hereby incorporated into this Agreement by reference to the same extent as if set forth in full herein. The Exhibits and Schedules incorporated herein by reference need not be physically attached hereto so long as such Exhibits and Schedules are (i) appropriately identified as such on their face and (ii) signed or initialed by the parties or their designated representative for such purpose. Exhibits or schedules not prepared or delivered on the date hereof shall be prepared and delivered as provided in Section 9.

          10.3 FINDER'S FEES

              The parties each represent to the others that no broker brought about or participated in the transactions except for Underwriter, to whom Novatek owes certain compensation as agreed between Novatek and Underwriter. Each party agrees to indemnify and hold harmless the other parties against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fees alleged to be payable because of any act, commission, or statement of the indemnifying party. The Company and Shareholders have no obligation to compensate Underwriter or any finders with respect to the Merger or any of the transactions contemplated herein.

          10.4 EXPENSES

               Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions.

         10.5 ATTORNEYS' FEES

               The parties hereto shall bear the cost of their own attorneys and related expenses in resolving disputes arising out of this Agreement and the various agreements contemplated herein.

       10.6 NOTICES

               Any notice, request or demand hereunder may be given or furnished to or served upon a party by certified or registered mail, return receipt requested, express overnight delivery or telecopier. Notice shall be deemed given three (3) days after notice is deposited with the U.S. Mail, the next day following timely deposit with an express overnight delivery service and at the time of telecopier transmission if receipt is promptly confirmed. Notices should be addressed or sent as follows:

If to Shareholders:     Celentano Limited Partnership
                        C/O Vincent Celentano, Sr.
                        987 Hillsboro Mile
                        Hillsboro Beach, FL 33062

                        Pickeral Cove Trust
                        C/O Atty. Victor Rocha
                        Dadeland Tower North
                        9200 Dade Boulevard
                        Suite 700
                        Miami, Florida, USA 33156

If to the Company:      Medical Products, Inc.
                        987 Hillsboro  Mile
                        Hillsboro Beach, FL 33062

If to Acquisition Co.:  Mr. Frank J. Cooney
                        1340 Neptune Drive
                        Boynton Beach, FL 33426

If to Novatek:          Mr. Frank J.Cooney, President
                        1340 Neptune Drive
                        Boynton Beach, FL 33426


or such other address as a party shall specify in a notice pursuant to this Section.

          10.7  CONSTRUCTION OF CERTAIN TERMS

          The locative adverbs "herein", "hereunder", "hereto", etc., whenever used in this Agreement, refer to this Agreement in its entirety and not any specific section hereof.

          10.8  GOVERNING LAW

          This Agreement shall be governed by the law of the State of Florida.

          10.9  NO THIRD PARTY BENEFICIARIES

         Shareholders, the Company, Novatek and Acquisition Co. agree that there are no third party beneficiaries of the provisions of this Agreement and none of the provisions hereof shall be deemed to inure to the benefit of any person not a party hereto.

          10.10   HEADINGS

               The table of contents and captions contained in this Agreement shall not affect the interpretation of this Agreement.

          10.11    REQUIRED PARTIES

               This Agreement shall not become effective until executed by each of the Shareholders, the Company, Novatek and Acquisition Co.

          10.12     COUNTERPARTS

               This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Agreement.

          10.13     SIGNATURE BY TELECOPIER

               Counterpart copies of this Agreement may be signed by all parties and exchanged by telecopier. Counterpart copies so signed and exchanged shall be fully binding. Counterpart originals of this Agreement may concurrently be manually signed by all parties and shall be exchanged by
U. S. Mail or express service at the earliest possible date.

          10.14     REORGANIZATION

               The Merger is intended to constitute a "reorganization" as such term is defined at IRC Section 368(a)(1).

          10.15     PLAN OF MERGER

               Sections 1.1 through 1.4 of this Agreement and such other provisions as may be required by the laws of the state of Florida shall constitute the Agreement and Plan of Merger between the Company and Acquisition Co. for the purposes of the FGCA. The remaining terms of this Agreement are agreements of the parties hereto among themselves.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                    SHAREHOLDERS:

                                    CELENTANO LIMITED PARTNERSHIP

                                     By: /s/ Vincent D. Celentano
                                        ------------------------------------

                                     Title: President of Middlebury Enter-
                                            prises, Inc. General Partner
                                            --------------------------------

                                    PICKERAL COVE TRUST

                                     By: /s/ William Trainor
                                        ------------------------------------

                                     Title: Trustee
                                            --------------------------------

                                    MEDICAL PRODUCTS, INC.

                                     By: /s/ Vincent D. Celentano
                                        ------------------------------------
                                     Title: President
                                            --------------------------------

                                    ACQUISITION  CO.

                                     By: /s/ Frank J. Cooney
                                        ------------------------------------
                                     Title: President
                                            --------------------------------

                                    NOVATEK INTERNATIONAL, INC.

                                     By: /s/ Frank J. Cooney
                                        ------------------------------------
                                     Title: President
                                            --------------------------------

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro" or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders"), Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.

                               SCHEDULE 1.5.3
            OFFICERS AND DIRECTORS OF POST-MERGER ACQUISITION CO.

                SEE INCUMBENCY CERTIFICATE DELIVERED AT CLOSING

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro" or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders"), Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.

                               SCHEDULE 2.1

                    OWNERSHIP OF COMPANY SHARES OF MED PRO

                 Celentano Limited Partnership - 3750 Shares

                      Pickeral Cove Trust - 3750 Shares


                             OTHER MED PRO DEBTS


       -Approximately $929,000 in the aggregate of convertible promissory notes issued by Med Pro pursuant to a Joseph Roberts & Co.
        underwritten private placement, copies of each of which have been provided by Med Pro.

       -$200,000 Med Pro Note to One Up Investments, a copy of which has been provided by Med Pro.

       -$50,000 Med Pro Note to T. Arnone, a copy of which has been provided by Med Pro.

       -$97,759.91 Med Pro Note to Vincent Celentano, a copy of which has been provided by Med Pro.

Schedule to Agreement and Plan of Merger ("Agreement") dated as of December 29, 1995 among Medical Products, Inc., ("Med Pro", or the "Company"), its shareholders, The Celentano Limited Partnership & Pickeral Cove Trust, (the "Shareholders") , Novatek International, Inc., a Colorado corporation ("Novatek"), and a Florida corporation to be formed as a wholly-owned subsidiary of Novatek ("Acquisition Co.")

The contents of or disclosures in any Schedule to this Agreement are, to the extent relevant, hereby made a part of the Agreement and of all other Schedules to the Agreement, regardless of whether any particular Schedule is expressly incorporated by reference in and made a part of any other Schedule. In addition, copies of each of the documents or materials referred to in or attached to any Schedule to this Agreement (or made available to or obtained by a party) have been provided to the party to whom delivery is to be made and the existence and content thereof are deemed to be part of such Schedule. Capitalized terms used in any Schedule without definition shall have the meanings given to such terms in the Agreement.

                              SCHEDULE 4.4

                      NOVATEK DEBTS AND LIABILITIES

                       NOVATEK INTERNATIONAL, INC.
                        SCHEDULE OF LIABILITIES
                         AS OF JANUARY 31, 1996

      Trade Accounts Payable                  $102,264.12
      Customer Deposits                          2,500.00
      Accrued Salaries and Wages                13,000.00
      Accrued Vacation Pay                      12,000.00
      Employment Agreement                      51,667.00
      Loan Payable - 91 Chevy Pickup             3,372.03
      Loan Payable - 93 Isuzu Pickup             2,002.68
      Mortgage Payable - Suzanne L. Sauve      155,000.00
      Mortgage Payable - Point Fourteen Corp.  240,000.00

                           CONTINGENT LIABILITIES

      Weitz Co.               Case  No.  CL   95-6282   AG   PB   Cty
      Thomas Kelaher          Case  No.  CL   95-3844   AO   PB   Cty
      Ian Yap                 Case  No.  CL   95-3844   AO   PB   Cty
      Preferred Restoration   Case  No.  CL   93-7986   AD   PB   Cty

                              OTHER LIABILITIES

liabilities incurred in the ordinary course of business (excluding known construction claims) since January 31, 1996